EXHIBIT 99.2

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Financial Statements
March 31, 2019 and 2018
Table of Contents

Page

Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Operations	2
Condensed Consolidated Statements of Changes in Members’ Capital	3
Condensed Consolidated Statements of Cash Flows	4
Notes to Condensed Consolidated Financial Statements	5

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ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash	$1,926	$4,674
Related-party prepaid expenses and receivables	1,415	757
Deferred consideration for Wilmington Drop-Down due from related-party	74,000	74,000
Prepaid expenses and other current assets	22	21
Total current assets	77,363	79,452
Land	1,734	1,734
Construction in progress	138,707	109,030
Total property, plant and equipment	140,441	110,764
Operating lease right-of-use asset, net	8	—
Total assets	$217,812	$190,216
Liabilities and Members’ Capital
Current liabilities:
Accounts payable	$6,105	$433
Related-party payables	5,909	5,204
Accrued construction in progress	14,928	12,143
Other current liabilities	324	13
Total current liabilities	27,266	17,793
Long-term operating lease liability	4	—
Total liabilities	27,270	17,793
Members’ capital:
Total members’ capital	190,542	172,423
Total liabilities and members’ capital	$217,812	$190,216

See accompanying notes to condensed consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$—	$—
Cost of goods sold	—	—
Gross margin	—	—
General and administrative expenses	2,105	2,294
Related-party management services agreement expense	1,220	1,219
Loss from operations	(3,325)	(3,513)
Other expense	(31)	(31)
Net loss	$(3,356)	$(3,544)
See accompanying notes to condensed consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Members’ Capital
Three Months ended March 31, 2019 and 2018
(In thousands)
(Unaudited)

Balance at December 31, 2018	$172,423
Contributed capital	20,000
General and administrative expenses incurred by the Enviva Member	688
Non-cash management services agreement expenses	787
Net loss	(3,356)
Balance at March 31, 2019	$190,542

Balance at December 31, 2017	$75,041
Contributed capital	40,000
Distribution of Enviva Pellets Lucedale, LLC to the Enviva Member	(87)
General and administrative expenses incurred by the Enviva Member	671
Non-cash management services agreement expenses	365
Net loss	(3,544)
Balance at March 31, 2018	$112,446

See accompanying notes to condensed consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(3,356)	$(3,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32	49
General and administrative expenses contributed by the Enviva Member	688	671
Unit-based compensation expense	755	316
Change in operating assets and liabilities:
Related-party prepaid expenses and receivables	(659)	(405)
Prepaid expenses and other assets	(1)	—
Accounts payable, accrued liabilities and other current liabilities	325	(68)
Related-party payables	549	(1,157)
Related-party interest payable	—	31
Net cash used in operating activities	(1,667)	(4,107)
Cash flows from investing activities:
Purchases of property, plant and equipment	(21,081)	(7,683)
Net cash used in investing activities	(21,081)	(7,683)
Cash flows from financing activities:
Principal payments on related-party debt-revolver	—	(10,080)
Cash contributions from the Hancock Member	10,000	20,000
Cash contributions from the Enviva Member	10,000	20,000
Net cash provided by financing activities	20,000	29,920
Net (decrease) increase in cash	(2,748)	18,130
Cash, beginning of period	4,674	1,556
Cash, end of period	$1,926	$19,686
Non-cash investing and financing activities:
Property, plant and equipment acquired included in accounts payable and accrued construction in progress	$21,020	$5,431
Property, plant and equipment acquired included in related-party payables	615	—
Distribution of Enviva Pellets Lucedale, LLC net assets	—	87
Supplemental information:
Interest paid	$4	$80

See accompanying notes to condensed consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

(1) Business and Basis of Presentation
Enviva Wilmington Holdings, LLC (the “Company”) was formed to develop, construct and operate wood pellet production plants and dry-bulk, deep-water marine terminals. For plant facilities, the Company procured wood fiber and processed it into utility-grade wood pellets. The finished wood pellets were loaded onto trucks that were transported to dry-bulk, deep-water marine terminals, where they were received, stored and ultimately loaded onto oceangoing vessels for transport. For port facilities, the Company provided terminaling services for dry-bulk good commodities which were received, stored and ultimately loaded onto oceangoing vessels.
The Company is governed by a limited liability company agreement entered into by Enviva Development Holdings, LLC, a Delaware limited liability company (“Enviva Development” or the “Enviva Member”) and Hancock Natural Resource Group, Inc., a Delaware corporation (“HNRG”), John Hancock Life Insurance Company (U.S.A.), a Michigan corporation (“JHUSA”), and John Hancock Life Insurance Company of New York, a New York corporation (“JHNY” and, together with HNRG and JHUSA, the “Hancock Member”). The Enviva Member and the Hancock Member constitute the sole members of the Company. Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), owns 100% of the membership interests in Enviva Development.
As of March 31, 2019, the Company's wholly owned subsidiary Enviva Pellets Hamlet, LLC (“Hamlet”) owned a wood pellet production plant near Hamlet, North Carolina (the “Hamlet plant”).
Basis of Presentation
The unaudited financial statements and notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Quarterly Financial Statements and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.
In the opinion of the Company's management, all adjustments and accruals necessary for a fair presentation have been included. All such adjustments and accruals are of a normal and recurring nature unless disclosed otherwise. All significant intercompany balances and transactions have been eliminated in consolidation. The results reported in the financial statements are not necessarily indicative of the results that may be reported for the entire year.
The unaudited financial statements and notes should be read in conjunction with the audited financial statements and notes included in our Annual Financial Statements for the year ended December 31, 2018.
(2) Significant Accounting Policies
During interim periods, we follow the accounting policies disclosed in our Annual Financial Statement for the year ended December 31, 2018 except for our adoption on and as of January 1, 2019 of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842).
Common Control Transactions
Assets and businesses acquired from or sold to Enviva Holdings and its subsidiaries are accounted for as common control transactions. The acquisition of net assets that are a business are combined at their historical costs and the historical financial statements are adjusted retrospectively to reflect the transaction as if it occurred on the earliest date during which the entities were under common control. The transfer of net assets that are not a business are combined at the historical costs and are accounted for prospectively in the period in which the transfer occurs. If consideration transferred in such transactions differs from the carrying value of the net assets acquired, the difference is treated as a capital distribution or contribution.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes, which

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

is primarily related to the accrual for construction in process not yet invoiced. Actual results could differ materially from those estimates.
Leases
ASU 2016-02 established a right-of-use (“ROU”) model that requires lessees to recognize a ROU asset and corresponding lease liability on the balance sheet for all leases with a term of longer than 12 months and classify leases as operating or finance. Operating lease expense is recorded in a single financial statement line item on a straight-line basis over the lease term. Amortization of the ROU asset is the calculated difference between straight-line lease expense and the accretion of interest on the lease liability each period.
The Company adopted ASU 2016-02 on and as of January 1, 2019 using the modified retrospective transition method, which the Company applied to all leases existing at the date of initial application of the ASU. The Company elected to use the effective date as the date of initial application, as opposed to the beginning of the earliest comparative period presented in the financial statements; consequently, financial information and disclosures are not presented under the new standard for periods prior to January 1, 2019. The Company elected the package of three practical expedients under the transition guidance within the new standard, which permitted the Company to reassess our prior conclusions under the previous guidance concerning lease identification, lease classification and initial direct leasing costs. The Company did not, however, elect the separate practical expedient pertaining to the use of hindsight in determining the lease term for existing leases. As of March 31, 2019, the Company had an insignificant amount of future minimum lease payments, the standard had an insignificant impact.
Performance Obligations
As of March 31, 2019, there are no balances recorded related to the Company's contract with a customer. As of March 31, 2019, the amount from such contract with a customer allocated to performance obligations that were unsatisfied or partially satisfied was approximately $3.2 billion, which excludes forward prices related to variable consideration including inflation, foreign currency and commodity prices. The Company is expected to recognize none of the Company’s remaining performance obligations as revenue in 2019, approximately 4.7% in 2020, approximately 6.0% in 2021, and the balance thereafter.
(3) Property, Plant and Equipment, net
The Company did not have depreciation expense for the three months ended March 31, 2019 and 2018 as the only property, plant and equipment held by the Company was land and construction in progress. For the three months ended March 31, 2019 and 2018, the Company recorded insignificant amounts of depreciation expense resulting from Management Services Agreement (the “MSA”, see Note 5, Related-Party Transactions – Management Service Agreement) fee allocation, which was included in related-party management services agreement expense. At March 31, 2019 and 2018, the Company did not have depreciable assets under capital leases.
(4) Related-Party Debt and Capital Lease Obligations
Enviva Holdings became a lender to the Company pursuant to a credit agreement dated August 9, 2016 (the "Credit Agreement:). The Company did not have amounts outstanding under the revolving credit commitments and there was no accrued interest as of March 31, 2019 and December 31, 2018.
Depreciation expense relating to depreciable assets held under capital lease obligations was insignificant for the three months ended March 31, 2019 and 2018.
(5) Related-Party Transactions
Management Services Agreement
Pursuant to the MSA between the Company and Enviva Management Company, LLC, a Delaware limited liability company (the “Operator”), the Operator provides us with operations, general administrative, management and other services (the

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

“Services”). The Company is required to reimburse Enviva Management for the amount of all direct or indirect internal or third-party expenses incurred by Enviva Management in connection with the provision of the Services.
The Company incurred $1.2 million of MSA fee during the three months ended March 31, 2019 and 2018.
As of March 31, 2019, related party prepaid expenses and receivables included insignificant amount of prepaid related to the MSA. As of December 31, 2018, related-party prepaid expenses and receivables included $0.5 million prepaid related to the MSA. Related-party payables included $1.0 million and $0.4 million related to the MSA as of March 31, 2019 and December 31, 2018, respectively.
Wilmington Drop-Down
On October 2, 2017, pursuant to a contribution agreement, the Company contributed to the Partnership 100% of the issued and outstanding limited liability company interests of Enviva Port of Wilmington, LLC ("Wilmington"). The contribution (the "Wilmington Drop-Down") included the Wilmington terminal. The Company accounted for the transaction as a combination of entities under common control.
As of March 31, 2019 and December 31, 2018, short-term related-party receivable included deferred consideration of $74.0 million related to the Wilmington Drop-Down.
Related-Party Indemnification
In accordance with the terms of the contribution agreements for the contribution of all the issued and outstanding limited liability company interests of Enviva Pellets Sampson, LLC to the Partnership (the "Sampson Drop-Down") on December 14, 2016 and the Wilmington Drop-Down, the Company agreed to indemnify the Partnership, its affiliates, and their respective officers, directors, managers, counsel, agents and representatives from all costs and losses arising from certain vendor liabilities and claims related to the construction of the Sampson plant and Wilmington terminal. At March 31, 2019 and December 31, 2018, related-party payable associated with such amounts was included $4.5 million and $4.4 million, respectively.
Partnership Contract
In January 2016, the Company entered into the GBP-denominated Partnership Contract with the Partnership to purchase from the Partnership 375,000 MTPY of wood pellets contracted to a customer under a contract that commences in 2019, ramps to full supply in 2021 and continues through 2034.
In connection with the Sampson Drop-Down, the Company entered into the Secondary Supply Agreement to purchase from the Partnership an additional 95,000 MTPY of wood pellets beginning in 2019 through December 31, 2034.
(6) Equity-Based Awards
Unit based compensation costs are allocated to the Company based on its proportionate share of labor costs and is included in general and administrative expenses. Unit-based compensation associated with the LTIP that was allocated to the Company was $0.8 million and $0.3 million for the three months ended March 31, 2019 and 2018, respectively.
(7) Members’ Capital
Members’ capital in the Company is divided into two classifications: (i) Class A Units and (ii) Class B Units at a price of $1.00 per unit for each class. Each class has the same relative rights, powers and duties and the equity interest represented by each class shall be determined in accordance with such relative rights, powers and duties.
Class A Units
Class A Units can be issued to the Hancock Member and allocated between JHUSA, JHNY and HNRG as designated by the Hancock Member in exchange for capital contributions at a price of $1.00 for each Class A Unit. JHUSA, JHNY and HNRG are

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

separate members of the Company and hold Class A Units independently of each other, but they exercise their rights and satisfy their obligations and liabilities jointly and severally as the Hancock Member.
During the first three months in 2019, the Hancock Member contributed $10.0 million in cash as a capital contribution in exchange for 10.0 million Class A Units.
The Hancock Member had a total capital commitment of $235.2 million and, as of March 31, 2019, the Hancock Member held 227.0 million Class A Units with a remaining capital commitment amount of $8.2 million.
Class B Units
Class B Units can be issued to the Enviva Member in exchange for capital contributions at a price of $1.00 for each Class B Unit.
During the first three months in 2019, the Enviva Member contributed $10.0 million in cash as a capital contribution in exchange for 10.0 million Class B Units.
The Enviva Member had a total capital commitment of $232.2 million and, as of March 31, 2019, the Enviva Member held 224.0 million Class B Units with a remaining commitment amount of $8.2 million.
Distribution Rights
Distributions to the holders of the Class A Units and the Class B Units are made in the reasonable discretion of the Managing Member and are governed by the waterfall provisions of the Company's limited liability agreement, which provides that distributions are to be made as follows:

•	First: To the members in proportion to their relative unreturned capital contributions, then to the members in proportion to their relative unpaid preference amount.

•	Thereafter: 25% to the holders of outstanding Class A Units and 75% to the holders of outstanding Class B Units.
As of March 31, 2019 the total unreturned capital contributions and unreturned preference amounts were approximately $169.2 million.
(8) Commitments and Contingencies
Operating Leases
The MSA fee charged by the Operator to the Company includes rent-related amounts for non-cancelable operating leases for office space in Maryland and North Carolina held by Enviva Holdings. Other rent expense was insignificant for the three months ended March 31, 2019 and 2018.
(9) Subsequent Events
The Company has evaluated subsequent events for potential recognition and/or disclosure in the March 31, 2019 condensed consolidated financial statements through June 17, 2019, the date on which the condensed consolidated statements were available to be issued.
Wilmington Drop-Down (the Second-Payment)
On April 1, 2019, the Enviva Member received $74.0 million from the Partnership in deferred consideration for the Wilmington Drop-Down consisting of (i) approximately $24.0 million in cash, of which approximately $23.0 million was distributed to JHUSA and approximately $1.0 million was retained by the Company, and (ii) the issuance of 1,691,627 Partnership common units, or approximately $50.0 million in Partnership common units, which were distributed to JHUSA.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

Hamlet Transaction
On April 2, 2019, the Enviva Member, Enviva Development Holdings, LLC, sold all issued and outstanding Class B Units of the Company to a wholly owned affiliate of the Partnership for total consideration of $165.0 million, subject to certain adjustments (the “Hamlet Transaction”). As part of the Hamlet transaction, Enviva Holdings assigned to wholly owned affiliate of the Partnership its position as lender under the Credit Agreement. The total consideration to Enviva Development Holdings, LLC was comprised of (i) the issuance of 1,681,237 Partnership common units, or approximately $50.0 million in Partnership common units and the payment of approximately $25.0 million in cash on April 2, 2019, (ii) $50.0 million in cash to be paid upon commencement of commercial operations of the Hamlet plant, expected over the next few weeks (“COD”), and (iii) $40.0 million in cash to be paid upon the later of COD and January 2, 2020.